FOR IMMEDIATE RELEASE

Tengasco, Names Current President Jeffrey R. Bailey as CEO

KNOXVILLE, Tenn., Nov. 22, 2005 — Tengasco, Inc. (Amex: TGC) announced today that on November 18, 2005 the Board of Directors of Tengasco, Inc. appointed Jeffrey R. Bailey as Chief Executive Officer of the Company.  The Company has not recently maintained a separate office of Chief Executive Officer, and Mr. Bailey has served as President of the Company and as President solely exercised all authority granted to a chief executive.  He will continue to do so in the office entitled Chief Executive Officer after November 18, 2005.  The separate title and office of President will not be retained.

Forward-looking statements made in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties which may cause actual results to differ from anticipated results, including risks associated with the timing and development of the Company’s reserves and projects as well as risks of downturns in economic conditions generally, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact: Jeffrey R. Bailey
Chief Executive Officer
865-675-1554